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                                  EXHIBIT 99.1

Edgewater Technology Reports Workforce Reduction: Company Reduces Workforce to `Right-Size' Company WAKEFIELD, Mass.--(BUSINESS WIRE)--Feb. 28, 2002--Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater Technology" or the "Company") today reported workforce reductions designed to right-size the Company's expenses with sales and revenue projections. This action will reduce the Company's headcount by 19 percent, or approximately 38 positions.

As a result, the Company expects to record a one-time charge of approximately $450,000 in the first quarter of 2002, which will consist principally of severance pay and other costs. The Company expects that expenses will be reduced by approximately $750,000 per quarter, beginning in the second quarter of 2002.

"In mid 2001, we made a decision to retain our consultants during the difficult economic environment while continually evaluating our backlog, utilization, and sales pipeline. It is now apparent that the economy is rebounding slower than we anticipated which is resulting in project postponements and longer sales cycles," said Shirley Singleton, President and CEO of Edgewater Technology. "By reducing our headcount, we are right-sizing the Company to strengthen its position in this challenging market with an eye to capitalize on our remaining resources when growth returns."

Singleton continued, "We believe Edgewater Technology is uniquely positioned and well-capitalized to deliver high value technology solutions that provide our clients with quantifiable business results by leveraging our vertical and practice area expertise. In order to augment future growth within our vertical businesses and/or increase our geographic presence, we will continue to evaluate strategic opportunities within the custom development and application outsourcing arenas that will be beneficial to our stockholders."

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About Edgewater Technology, Inc.

Founded in 1992, Edgewater Technology, Inc. is an award-winning consulting and systems integration firm that specializes in tailored technology solutions for middle-market companies. Headquartered in Wakefield, Massachusetts, the Company has taken a partnership approach with its clients, targeting strategic, mission-critical applications. Edgewater Technology services its client base by leveraging a combination of leading-edge technologies and proven reengineering techniques provided by its network of national solutions centers strategically positioned across the United States. For further information, visit www.edgewater.com or call 781-246-3343.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about the expected one-time charge and future quarterly cost savings estimates, future growth, all of which involve a number of risks and uncertainties. Words such as `"expect," "believe" and "should" or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others the Company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, the continued acceptance of the Company's services, delays and postponements by customers in implementing projects, the ability of the Company to manage its growth and projects effectively, and the other factors set forth under the headings "Summary - Risks of Not Approving the Transaction", "Summary - Recent Events", "Edgewater Following Completion of the Transaction", "Factors Affecting Edgewater Following the Transaction" and "Forward looking Statements" in the Company's Proxy Statement filed with the Securities and Exchange Commission on February 6, 2001 and under the heading "Business- Factors Affecting Finances, Business Prospects and Stock Volatility" in the Company's Form
10-K filed with the Securities and Exchange Commission on March 30, 2001.

CONTACT: Edgewater Technology
Barbara Warren-Sica
781/213-9818
bwarren@edgewater.com
or
PAN Communications
Rob Morton
978/474-1900
rmorton@pancomm.com